UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2012

PC GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-54794	20-5912837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2840 Hwy 95 Alt S #7 Silver Springs, Nevada	89429
(Address of principal executive offices)	(Zip Code)

(775) 577-5386
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 31, 2014, PC Group, Inc. (the “Company”)received a resignation notice from Stuart Carniefrom all of his positions with the Company, including President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

Mr.Carnie’sresignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On July 31, 2014, the Company appointedChristopher P. Vallos as its new President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

From 2010 to 2014, Mr. Vallos was Director of Finance/Marketing at NYC Marketing, a private company.  From 2007 to 2010, Mr. Vallos was Product Manager at Steris Corporation, a private Company.

Mr. Vallos will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Vallos and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Vallosand any of our officers or directors.  Mr. Vallos has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC GROUP, INC.

Date: August 7, 2014	By:	/s/ Christopher P. Vallos
Christopher P. Vallos, President